EXHIBIT 99.1


          Cash America Announces Increase in Second Quarter
                   Net Income and Declares Dividend


    FORT WORTH, Texas--(BUSINESS WIRE)--July 26, 2007--Cash America International, Inc. (NYSE:CSH) reported net income for the second quarter ended June 30, 2007 of $13,209,000 (43 cents per share) compared to $10,913,000 (36 cents per share) for the same period in 2006. Included in the 2006 second quarter earnings, was a $1.4 million after-tax gain (5 cents per share) on the early termination of a store lease. The net income for the second quarter of 2007 included a credit for state and local taxes of $666,000, net of federal income taxes, as a result of a one-time deferred tax benefit created by a change in Texas law during the quarter.

    Total revenue for the second quarter of 2007 was up 43% to $213.9 million compared to $149.9 million in the prior year period, an increase of $64.0 million. Driving this growth in total revenue was a 121% growth in cash advance fees. Cash advance fees were up $47.5 million, to $86.9 million in the second quarter 2007 up from $39.4 million in the same period in 2006. The strong growth in the cash advance segment was attained by the continued growth of the online distribution channel, new store growth and the continued maturation of cash advance locations more than a year old. Revenue from pawn loans and the sale of merchandise also contributed to the significant gain in total revenue as sales rose 18% and service charges on pawn loans increased 8% in the second quarter of 2007 compared to the prior year.

    Commenting on the results of the quarter, Daniel R. Feehan, President and Chief Executive Officer of Cash America, said, "We continued to see strong growth in revenue during the second quarter of 2007. All aspects of our business experienced increases in revenue led by our expanded balances of cash advance loans which posted the largest portion of the year over year gains in revenue." Mr. Feehan continued, "Consolidated same store net revenue rose 8% reflecting continued gains from our bricks and mortar locations. Same store net revenue in cash advance locations increased 11% year over year for the quarter and our same store net revenue in pawn locations grew 6% in the second quarter compared to the prior year."

    For the first six months of fiscal year 2007, Cash America generated net income of $32,443,000 ($1.06 per share) compared to $26,301,000 (86 cents per share) in the same period for the prior year. Included in the first half of 2006 is an after-tax gain of $1.4 million (5 cents per share) as described above. The increase in year over year net income for the first six months of 2007 was achieved on a 40% increase in total revenue, which reached $436.8 million in the six months ended June 30, 2007 compared to $312.9 million for the same period in the prior year.

    Cash America will host a conference call to discuss the second quarter results on Thursday, July 26th at 3:45 PM CDT. A live web cast of the call will be available on the Investor Relations section of the Company's corporate web site (http://www.cashamerica.com). To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. A replay will be available on the Company's web site for 90 days following the conference call.

    Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.035 (3.5 cents) per share cash dividend on common stock outstanding. The dividend will be paid to shareholders of record on August 8, 2007 and will be paid at the close of business on August 22, 2007.

    Outlook for the Third Quarter of 2007 and Related Fiscal Year

    Management believes that the opportunities for sustained growth in revenue and earnings will be largely associated with the customer demand for the credit products provided by the Company, which take the form of pawn loans and short-term cash advances. Other elements expected to affect the growth in revenue include the ongoing maturation of the 213 gross additional pawn and cash advance locations opened or acquired during the last 36 months, the regulatory governance of loan products and the development and profitable growth of the Company's online distribution channel for cash advance products. As it enters the third quarter of 2007, management anticipates that demand for the Company's products will remain strong. Based on its views and on the preceding factors management expects that the third quarter 2007 net income per share will be between 52 and 58 cents per share compared to 42 cents per share in the third quarter 2006.

    Expectations for the remainder of fiscal 2007 will be impacted by earning asset levels in later periods based on customer demand for credit products. At this time, management confirms its previously announced expectation for the full year 2007 earnings per share of between $2.45 and $2.55 compared to $1.95 per share in fiscal 2006. These full year results exclude the $1.4 million after-tax gain in the second quarter of 2006 (5 cents per share after-tax).

    Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 928 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 492 locations in 22 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 296 locations that offer this service under the brand names Cash America Payday Advance and Cashland. Short-term cash advances are also offered over the Internet to customers in the United States and the United Kingdom at http://www.cashnetusa.com and http://www.quickquid.co.uk, respectively. In addition, check cashing services are provided through its 140 franchised and Company-owned "Mr. Payroll" check cashing centers.

    For additional information regarding the Company and the services it provides, visit the Company's websites located at:

    http://www.cashamerica.com

    http://www.cashnetusa.com

    http://www.cashlandloans.com

    http://www.quickquid.co.uk

    Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

    This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (the "Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, fluctuations in the price of gold, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in foreign currency exchange rates, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, the ability to successfully integrate newly acquired businesses into the Company's operations and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes," "estimates," "plans," "expects," "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.




          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
           HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
                (in thousands, except per share data)

                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  --------- -------- -------- --------

Consolidated Operations:
  Total revenue                   $ 213,881 $149,928 $436,753 $312,883
  Net revenue                     $ 161,097 $107,042 $322,044 $217,255
  Total operating expenses        $ 138,063 $ 89,959 $265,012 $173,873

  Income from operations          $  23,034 $ 17,083 $ 57,032 $ 43,382

  Income before income taxes      $  19,491 $ 17,340 $ 50,203 $ 41,646

  Net Income                      $  13,209 $ 10,913 $ 32,443 $ 26,301

  Earnings per share:
    Basic                         $    0.44 $   0.37 $   1.09 $   0.89
    Diluted                       $    0.43 $   0.36 $   1.06 $   0.86

  Weighted average shares:
    Basic                            29,833   29,732   29,852   29,623
    Diluted                          30,557   30,569   30,579   30,484





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)

                                           June 30,       December 31,
                                      -------------------
                                        2007      2006        2006
                                      --------- --------- ------------
                                          (Unaudited)
Assets

  Current assets:
    Cash and cash equivalents         $ 26,207  $ 17,733  $    25,723
    Pawn loans                         131,528   124,514      127,384
    Cash advances, net                  77,948    39,005       79,975
    Merchandise held for disposition,
     net                                83,522    68,787       87,060
    Finance and service charges
     receivable                         24,362    21,273       25,377
    Other receivables and prepaid
     expenses                           15,740    14,507       16,128
    Deferred tax assets                 21,722    12,103       16,324
                                      --------- --------- ------------

      Total current assets             381,029   297,922      377,971

  Property and equipment, net          135,256   103,943      119,261
  Goodwill                             253,477   175,574      238,499
  Intangible assets, net                25,538    21,984       27,477
  Other assets                          13,024    12,235       13,036
                                      --------- --------- ------------

      Total assets                    $808,324  $611,658  $   776,244
                                      ========= ========= ============

Liabilities and Stockholders' Equity

  Current liabilities:
    Accounts payable and accrued
     expenses                         $ 68,058  $ 38,303  $    91,217
    Customer deposits                    8,388     7,080        7,464
    Income taxes currently payable         994     1,989        2,691
    Current portion of long-term debt   16,786    16,786       16,786
                                      --------- --------- ------------

      Total current liabilities         94,226    64,158      118,158

  Deferred tax liabilities              13,368    11,314       12,770
  Other liabilities                      1,589     1,585        1,625
  Long-term debt                       232,896   128,515      202,963
                                      --------- --------- ------------

      Total liabilities                342,079   205,572      335,516
                                      --------- --------- ------------

  Stockholders' equity:
    Common stock, $.10 par value per
     share, 80,000,000 shares
     authorized, 30,235,164 shares
     issued                              3,024     3,024        3,024
    Additional paid-in capital         162,620   159,260      161,683
    Retained earnings                  318,328   254,802      287,962
    Accumulated other comprehensive
     income                                  8        66           20
    Notes receivable secured by common
     stock                                 (18)     (382)         (18)
    Treasury shares, at cost (683,754
     shares, 679,143 shares and
     565,840 shares at June 30, 2007
     and 2006, and December 31, 2006,
     respectively)                     (17,717)  (10,684)     (11,943)
                                      --------- --------- ------------

      Total stockholders' equity       466,245   406,086      440,728
                                      --------- --------- ------------

      Total liabilities and
       stockholders' equity           $808,324  $611,658  $   776,244
                                      ========= ========= ============





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME
                (in thousands, except per share data)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------
                                             (Unaudited)

Revenue
  Finance and service charges  $ 37,194  $ 34,588  $ 75,625  $ 69,643
  Proceeds from disposition of
   merchandise                   85,808    72,622   185,976   159,746
  Cash advance fees              86,947    39,395   165,463    74,834
  Check cashing fees, royalties
   and other                      3,932     3,323     9,689     8,660
                               --------- --------- --------- ---------

Total Revenue                   213,881   149,928   436,753   312,883

Cost of Revenue
  Disposed merchandise           52,784    42,886   114,709    95,628
                               --------- --------- --------- ---------

Net Revenue                     161,097   107,042   322,044   217,255
                               --------- --------- --------- ---------

Expenses
  Operations                     74,611    59,642   146,977   118,915
  Cash advance loss provision    42,328    10,798    75,076    15,235
  Administration                 13,225    13,016    27,526    26,867
  Depreciation and amortization   7,899     6,503    15,433    12,856
                               --------- --------- --------- ---------

Total Expenses                  138,063    89,959   265,012   173,873
                               --------- --------- --------- ---------

Income from Operations           23,034    17,083    57,032    43,382

  Interest expense               (3,996)   (2,412)   (7,744)   (4,848)
  Interest income                   439       389       857       767
  Foreign currency transaction
   gain                              14       113        58       178
  Gain from termination of
   contract                          --     2,167        --     2,167
                               --------- --------- --------- ---------

Income before Income Taxes       19,491    17,340    50,203    41,646
  Provision for income taxes      6,282     6,427    17,760    15,345
                               --------- --------- --------- ---------

Net Income                     $ 13,209  $ 10,913  $ 32,443  $ 26,301
                               ========= ========= ========= =========

Earnings Per Share:

  Basic                        $   0.44  $   0.37  $   1.09  $   0.89
  Diluted                      $   0.43  $   0.36  $   1.06  $   0.86

Weighted average common shares
 outstanding:

  Basic                          29,833    29,732    29,852    29,623
  Diluted                        30,557    30,569    30,579    30,484

Dividends declared per common
 share                         $  0.035  $  0.025  $  0.070  $  0.050





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
                     FINANCIAL AND OPERATING DATA
               ($ in thousands unless otherwise noted)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

PAWN LENDING OPERATIONS:
  Pawn loans
    Annualized yield on pawn
     loans                        121.7%    121.5%    125.4%    125.5%
    Total amount of pawn loans
     written and renewed       $129,334  $123,974  $239,956  $227,901
    Average pawn loan balance
     outstanding               $122,546  $114,186  $121,591  $111,875
    Average pawn loan balance
     per average location in
     operation                 $    256  $    249  $    254  $    245
    Ending pawn loan balance
     per location in operation $    274  $    272  $    274  $    272
    Average pawn loan amount at
     end of period (not in
     thousands)                $    105  $     96  $    105  $     96
    Profit margin on
     disposition of merchandise
     as a percentage of
     proceeds from disposition
     of merchandise                38.5%     40.9%     38.3%     40.1%
    Average annualized
     merchandise turnover           2.6x      2.6x      2.8x      2.8x
    Average balance of
     merchandise held for
     disposition per average
     location in operation     $    170  $    145  $    175  $    150
    Ending balance of
     merchandise held for
     disposition per location
     in operation              $    174  $    151  $    174  $    151

    Pawnshop locations in
     operation -
      Beginning of period,
       owned                        477       458       475       456
        Acquired                      2        --         3         2
        Start-ups                     2        --         3         1
        Combined or closed           (1)       (1)       (1)       (2)
                               --------- --------- --------- ---------
      End of period, owned          480       457       480       457
      Franchise locations at
       end of period                 12        10        12        10
                               --------- --------- --------- ---------
      Total pawnshop locations
       at end of period             492       467       492       467
                               ========= ========= ========= =========
    Average number of owned
     pawnshop locations             479       458       478       457
                               ========= ========= ========= =========

  Cash advances (a)
    Pawn locations offering
     cash advances at end of
     period                         429       415       429       415
    Average number of pawn
     locations offering cash
     advances                       427       427       426       430

    Amount of cash advances
     written at pawn locations:
      Funded by the Company    $ 16,761  $ 15,827  $ 32,247  $ 30,135
      Funded by third-party
       lenders (b) (d)           46,891    49,907    91,876    94,611
                               --------- --------- --------- ---------
    Aggregate amount of cash
     advances written at pawn
     locations(b) (f)          $ 63,652  $ 65,734  $124,123  $124,746
                               ========= ========= ========= =========

    Number of cash advances
     written at pawn locations
     (not in thousands):
      By the Company             55,164    49,889   105,432    93,029
      By third-party lenders
       (b) (d)                  104,730   118,488   202,856   226,475
                               --------- --------- --------- ---------
    Aggregate number of cash
     advances written at pawn
     locations(b) (f)           159,894   168,377   308,288   319,504
                               ========= ========= ========= =========

    Cash advance customer
     balances due at pawn
     locations (gross):
      Owned by Company (c)     $  8,137  $  7,585  $  8,137  $  7,585
      Owned by third-party
       lenders (b)                9,183    10,157     9,183    10,157
                               --------- --------- --------- ---------
    Aggregate cash advance
     customer balances due at
     pawn locations (gross) (b)
     (f)                       $ 17,320  $ 17,742  $ 17,320  $ 17,742
                               ========= ========= ========= =========





          CASH AMERICA INTERNATIONAL, INC., AND SUBSIDIARIES
               FINANCIAL AND OPERATING DATA (Continued)
               ($ in thousands unless otherwise noted)

                           Three Months Ended     Six Months Ended
                                June 30,              June 30,
                          -------------------- -----------------------
                             2007       2006      2007        2006
                          ----------- -------- ----------- -----------

CASH ADVANCE OPERATIONS
 (e):
  Amount of cash advances
   written:
    Funded by the Company $  326,945  $141,244 $  613,195  $  262,826
    Funded by third-party
     lenders (b) (d)         113,354    35,760    210,457      69,096
                          ----------- -------- ----------- -----------
  Aggregate amount of cash
   advances written (b)
   (f)                    $  440,299  $177,004 $  823,652  $  331,922
                          =========== ======== =========== ===========

  Number of cash advances
   written (not in
   thousands):
    By the Company           883,613   408,379  1,641,879     752,871
    By third-party lenders
     (b) (d)                 207,928    70,505    386,028     138,016
                          ----------- -------- ----------- -----------
  Aggregate number of cash
   advances written (b)
   (f)                     1,091,541   478,884  2,027,907     890,887
                          =========== ======== =========== ===========

  Cash advance customer
   balances due (gross):
    Owned by the Company
     (c)                  $  101,984  $ 38,961 $  101,984  $   38,961
    Owned by third-party
     lenders (b)              20,272     6,979     20,272       6,979
                          ----------- -------- ----------- -----------
  Aggregate cash advance
   customer balances due
   (gross) (b) (f)        $  122,256  $ 45,940 $  122,256  $   45,940
                          =========== ======== =========== ===========

  Cash advance locations
   in operation (excluding
   online lending) -
    Beginning of period          296       286        295         286
      Start-ups                    1         5          3           8
      Combined or closed          (1)       --         (2)         (3)
                          ----------- -------- ----------- -----------
    End of period                296       291        296         291
                          =========== ======== =========== ===========
    Average number of cash
     advance locations           296       287        295         288
                          =========== ======== =========== ===========

  Number of states with
   online lending at end
   of period                      30        --         30          --

CONSOLIDATED CASH ADVANCE
 PRODUCT SUMMARY (a) (b)
 (e):
  Amount of cash advances
   written:
    Funded by the Company $  343,706  $157,071 $  645,442  $  292,961
    Funded by third-party
     lenders (b) (d)         160,245    85,667    302,333     163,707
                          ----------- -------- ----------- -----------
  Aggregate amount of cash
   advances written (b)
   (f)                    $  503,951  $242,738 $  947,775  $  456,668
                          =========== ======== =========== ===========

  Number of cash advances
   written (not in
   thousands):
    By the Company           938,777   458,268  1,747,311     845,900
    By third-party lenders
     (b) (d)                 312,658   188,993    588,884     364,491
                          ----------- -------- ----------- -----------
  Aggregate number of cash
   advances written (b)
   (f)                     1,251,435   647,261  2,336,195   1,210,391
                          =========== ======== =========== ===========

  Average amount per cash
   advance written (not in
   thousands):
    Funded by the Company $      366  $    343 $      369  $      346
    Funded by third-party
     lenders (b) (d)             513       453        513         449
                          ----------- -------- ----------- -----------
  Aggregate average amount
   per cash advance (b)
   (f)                    $      403  $    375 $      406  $      377
                          =========== ======== =========== ===========

  Cash advance customer
   balances due (gross):
    Owned by the Company
     (c)                  $  110,121  $ 46,546 $  110,121  $   46,546
    Owned by third-party
     lenders (b)              29,455    17,136     29,455      17,136
                          ----------- -------- ----------- -----------
  Aggregate cash advance
   customer balances due
   (gross) (b) (f)        $  139,576  $ 63,682 $  139,576  $   63,682
                          =========== ======== =========== ===========

  Total locations offering
   cash advances at end of
   period (excluding
   online lending)               725       706        725         706
  Average total locations
   offering cash advances
   (excluding online
   lending)                      723       714        721         718
  Number of states with
   online lending at end
   of period                      30        --         30          --





          CASH AMERICA INTERNATIONAL, INC., AND SUBSIDIARIES
               FINANCIAL AND OPERATING DATA (Continued)
               ($ in thousands unless otherwise noted)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

CHECK CASHING OPERATIONS (Mr.
 Payroll):
  Centers in operation at end
   of year (not in thousands):
    Company-owned locations           5         5         5         5
    Franchised locations (b)        135       133       135       133
                               --------- --------- --------- ---------
  Combined centers in
   operations at end of year
   (b)                              140       138       140       138
                               ========= ========= ========= =========

  Revenue from Company-owned
   locations                   $    113  $    135  $    274  $    316
  Revenue from franchise
   royalties and other              745       738     1,724     1,708
                               --------- --------- --------- ---------
    Total revenue (c)          $    858  $    873  $  1,998  $  2,024
                               ========= ========= ========= =========

  Face amount of checks cashed:
    Company-owned locations    $  8,212  $  9,502  $ 17,822  $ 19,995
    Franchised locations (b)    299,800   300,910   667,021   666,597
                               --------- --------- --------- ---------
  Combined face amount of check
   cashed (b)                  $308,012  $310,412  $684,843  $686,592
                               ========= ========= ========= =========

  Fees collected from
   customers:
    Company-owned locations (c)$    113  $    135  $    274  $    316
    Franchised locations (b)      4,130     4,145     9,576     9,634
                               --------- --------- --------- ---------
  Combined fees collected from
   customers (b)               $  4,243  $  4,280  $  9,850  $  9,950
                               ========= ========= ========= =========

  Fees as a percentage of check
   cashed:
    Company-owned locations         1.4%      1.4%      1.5%      1.6%
    Franchised locations (b)        1.4       1.4       1.4       1.4
                               --------- --------- --------- ---------
  Combined fees as a percentage
   of check cashed (b)              1.4%      1.4%      1.4%      1.4%
                               ========= ========= ========= =========

  Average check cashed (not in
   thousands):
    Company-owned locations    $    383  $    383  $    406  $    410
    Franchised locations (b)        413       397       454       438
                               --------- --------- --------- ---------
  Combined average check cashed
   (b)                         $    412  $    397  $    453  $    437
                               ========= ========= ========= =========


(a) Includes cash advance activities at the Company's pawn lending locations.
(b) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company's businesses. Management believes information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company's operations.
(c) Amounts recorded in the Company's consolidated financial statements.
(d) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders.
(e) Includes cash advance activities at the Company's cash advance locations and through the Company's Internet distribution channel.
(f) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders.





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
  CONSOLIDATED CASH ADVANCES OUTSTANDING AND RELATED ALLOWANCE FOR
                                LOSSES
                            (in thousands)

                                                          June 30,
                                                      ----------------
                                                        2007     2006
                                                      -------- -------

Funded by the Company (b)
  Active cash advances and fees receivable            $ 68,438 $32,016
  Cash advances and fees in collection                  27,167   7,615
                                                      -------- -------

    Total funded by the Company (b)                     95,605  39,631
                                                      -------- -------

Funded by third-party lenders (a) (c)
  Active cash advances and fees receivable              29,461  18,143
  Cash advances and fees in collection                  14,510   5,908
                                                      -------- -------

    Total funded by third-party lenders (a) (c)         43,971  24,051
                                                      -------- -------

Combined gross portfolio (a) (d)                       139,576  63,682
  Less: Elimination of cash advances owned by third-
   party lenders                                        29,455  17,136
                                                      -------- -------

Company-owned cash advances and fees receivable, gross 110,121  46,546
  Less: Allowance for losses                            32,173   7,541
                                                      -------- -------

Cash advances and fees receivable, net                $ 77,948 $39,005
                                                      ======== =======




                                Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                ------------------ -------------------
                                  2007      2006     2007      2006
                                --------- -------- --------- ---------

Allowance for company-owned cash
 advances

  Balance at beginning of period$ 23,141  $ 3,541  $ 19,513  $  6,309
    Cash advance loss provision   41,758   10,512    74,406    15,218
    Charge-offs                  (36,338)  (8,612)  (68,850)  (19,657)
    Recoveries                     3,612    2,100     7,104     5,671
                                --------- -------- --------- ---------

  Balance at end of period      $ 32,173  $ 7,541  $ 32,173  $  7,541
                                ========= ======== ========= =========

Accrual for third-party lender-
 owned cash advances

  Balance at beginning of period$  1,253  $   605  $  1,153  $    874
    Increase in loss provision       570      286       670        17
                                --------- -------- --------- ---------

  Balance at end of period      $  1,823  $   891  $  1,823  $    891
                                ========= ======== ========= =========

Combined statistics (d)
  Combined cash advance loss
   provision                    $ 42,328  $10,798  $ 75,076  $ 15,235
                                ========= ======== ========= =========
  Combined cash advance loss
   provision as a % of combined
   cash advances written (a)         8.4%     4.5%      7.9%      3.3%
                                ========= ======== ========= =========
  Charge-offs (net of
   recoveries) as a % of
   combined cash advances
   written (a)                       6.5%     2.7%      6.5%      3.1%
                                ========= ======== ========= =========
  Combined allowance for losses
   and accrued third-party
   lender losses as a % of
   combined gross portfolio (a)     24.4%    13.2%     24.4%     13.2%
                                ========= ======== ========= =========


(a) Non-GAAP presentation. For informational purposes and to provide a greater understanding of the Company's businesses. Management believes information provided with this level of detail is meaningful and useful in understanding the activities and business metrics of the Company's operations.
(b) Cash advances written by the Company in its pawn and cash advance locations and through the Company's Internet distribution channel.
(c) Cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company's pawn and cash advance locations and through the Company's Internet distribution channel.
(d) Includes (i) cash advances written by the Company, and (ii) cash advances written by third-party lenders that were arranged by the Company on behalf of the third-party lenders, all at the Company's pawn and cash advance locations and through the Company's Internet distribution channel.





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
             INCOME FROM OPERATIONS BY OPERATING SEGMENT
              THREE MONTHS ENDED JUNE 30, 2007 AND 2006
                            (in thousands)

                                  Pawn     Cash    Check
                                Lending  Advance  Cashing Consolidated
                                -------- -------- ------- ------------

Three Months Ended June 30,
 2007:
--------------------------------

Revenue
  Finance and service charges $ 37,194 $-- $-- $ 37,194 Proceeds from disposition of
   merchandise                    85,808       --     --        85,808
  Cash advance fees                9,990   76,957     --        86,947
  Check cashing fees, royalties
   and other                         810    2,264    858         3,932
                                -------- -------- ------- ------------

Total revenue                    133,802   79,221    858       213,881

Cost of revenue - disposed
 merchandise                      52,784       --     --        52,784
                                -------- -------- ------- ------------

Net revenue                       81,018   79,221    858       161,097
                                -------- -------- ------- ------------

Expenses
  Operations                      46,583   27,670    358        74,611
  Cash advance loss provision      3,725   38,603     --        42,328
  Administration                   6,985    5,992    248        13,225
  Depreciation and amortization    5,127    2,671    101         7,899
                                -------- -------- ------- ------------

Total expenses                    62,420   74,936    707       138,063
                                -------- -------- ------- ------------

Income from operations          $ 18,598 $  4,285 $  151      $ 23,034
                                ======== ======== ======= ============

As of June 30, 2007:
--------------------------------

Total assets                    $557,180 $244,149 $6,995      $808,324
                                ======== ======== ======= ============
Goodwill                        $142,590 $105,577 $5,310      $253,477
                                ======== ======== ======= ============

Three Months Ended June 30,
 2006:
--------------------------------
Revenue
  Finance and service charges $ 34,588 $ -- $ -- $ 34,588 Proceeds from disposition of
   merchandise                    72,622       --     --        72,622
  Cash advance fees               10,282   29,113     --        39,395
  Check cashing fees, royalties
   and other                         616    1,834    873         3,323
                                -------- -------- ------- ------------

Total revenue                    118,108   30,947    873       149,928

Cost of revenue - disposed
 merchandise                      42,886       --     --        42,886
                                -------- -------- ------- ------------

Net revenue                       75,222   30,947    873       107,042
                                -------- -------- ------- ------------

Expenses
  Operations                      44,799   14,523    320        59,642
  Cash advance loss provision      3,724    7,074     --        10,798
  Administration                   7,762    4,686    568        13,016
  Depreciation and amortization    4,478    1,936     89         6,503
                                -------- -------- ------- ------------

Total expenses                    60,763   28,219    977        89,959
                                -------- -------- ------- ------------

Income (loss) from operations   $ 14,459 $  2,728 $ (104)     $ 17,083
                                ======== ======== ======= ============

As of June 30, 2006:
--------------------------------

Total assets                    $489,686 $114,546 $7,426      $611,658
                                ======== ======== ======= ============
Goodwill                        $125,646 $ 44,618 $5,310      $175,574
                                ======== ======== ======= ============





          CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
             INCOME FROM OPERATIONS BY OPERATING SEGMENT
               SIX MONTHS ENDED JUNE 30, 2007 AND 2006
                            (in thousands)

                                  Pawn     Cash    Check
                                Lending  Advance  Cashing Consolidated
                                -------- -------- ------- ------------

Six Months Ended June 30, 2007:
--------------------------------

Revenue
  Finance and service charges $ 75,625 $ -- $ -- $ 75,625 Proceeds from disposition of
   merchandise                   185,976       --      --      185,976
  Cash advance fees               20,110  145,353      --      165,463
  Check cashing fees, royalties
   and other                       1,740    5,951   1,998        9,689
                                -------- -------- ------- ------------

Total revenue                    283,451  151,304   1,998      436,753

Cost of revenue - disposed
 merchandise                     114,709       --      --      114,709
                                -------- -------- ------- ------------

Net revenue                      168,742  151,304   1,998      322,044
                                -------- -------- ------- ------------

Expenses
  Operations                      93,699   52,613     665      146,977
  Cash advance loss provision      6,569   68,507      --       75,076
  Administration                  16,307   10,694     525       27,526
  Depreciation and amortization   10,134    5,097     202       15,433
                                -------- -------- ------- ------------

Total expenses                   126,709  136,911   1,392      265,012
                                -------- -------- ------- ------------

Income from operations          $ 42,033 $ 14,393  $  606     $ 57,032
                                ======== ======== ======= ============

Six Months Ended June 30, 2006:
--------------------------------

Revenue
  Finance and service charges $ 69,643 $ -- $ -- $ 69,643 Proceeds from disposition of
   merchandise                   159,746       --      --      159,746
  Cash advance fees               19,930   54,904      --       74,834
  Check cashing fees, royalties
   and other                       1,303    5,333   2,024        8,660
                                -------- -------- ------- ------------

Total revenue                    250,622   60,237   2,024      312,883

Cost of revenue - disposed
 merchandise                      95,628       --      --       95,628
                                -------- -------- ------- ------------

Net revenue                      154,994   60,237   2,024      217,255
                                -------- -------- ------- ------------

Expenses
  Operations                      89,016   29,245     654      118,915
  Cash advance loss provision      5,607    9,628      --       15,235
  Administration                  16,232    9,754     881       26,867
  Depreciation and amortization    8,820    3,866     170       12,856
                                -------- -------- ------- ------------

Total expenses                   119,675   52,493   1,705      173,873
                                -------- -------- ------- ------------

Income from operations          $ 35,319 $  7,744  $  319     $ 43,382
                                ======== ======== ======= ============



    CONTACT: Cash America International, Inc.
             Thomas A. Bessant, Jr., 817-335-1100